UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2023

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	85-1270303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street
Alameda, California	94501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 14, 2023, Astra Space, Inc. (the “Company”) entered into a Settlement Agreement and General Release (the “Agreement”) with Fortis Advisors, LLC (“Fortis”), acting solely in its capacity as representative of the certain holders as specified in that certain Agreement and Plan of Merger (the “Merger Agreement”), dated June 5, 2023, among the Company, Apollo Fusion, Inc. (“Apollo”), Artemis First Merger Sub, Inc., Apollo Fusion, LLC and Fortis, pursuant to which the Company acquired Apollo (the “Transaction”). Under the terms of the Merger Agreement, holders of Apollo were entitled to earnout payments in connection with the achievement of certain milestones on or before December 31, 2023.

Pursuant to the Agreement, the Company and Fortis have agreed to settle and compromise all obligations that the Company may have now or in the future to the Apollo holders under the Merger Agreement in exchange for the payment in accordance with either of the options provided in (a) or (b) below. The parties also intend to settle and resolve any and all actual or threatened disputes arising out of or related to the Merger Agreement and the Transaction.

Under the Agreement, on or before October 2, 2023, the Company will pay to the Apollo holders in its sole discretion, either:

(a)

A cash payment in the amount of $2 million to the Paying Agent in immediately available funds, plus that number of immediately freely tradeable shares (the “Shares”), rounded up to the nearest whole share, of Astra Class A common stock (the “Common Stock”) determined by dividing $8 million by (2) the 10-day volume weighted average price of the Common Stock as calculated in accordance with the Agreement; or

(b)	A cash payment of $7 million.

The Agreement also sets forth standard representations, warranties, and provisions concerning confidentiality and non-disparagement between the Company and Fortis.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Agreement filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Settlement Agreement and General Release, dated August 14, 2023, between Astra Space, Inc. and Fortis Advisors, LLC

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 16, 2023	Astra Space, Inc.

	By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer